                                                                   Exhibit 10.11


                                  OFFICE LEASE

         THIS LEASE is made as of the ____ day of September, 1999, by and between PHXAZ/Kierland Commons, L.L.C., a Delaware limited liability company ("Landlord") and P.F. Chang's China Bistro, Inc., a Delaware corporation ("Tenant").

ARTICLE 1 SUMMARY OF BASIC TERMS

1.1 The Premises: Approximately 10,000 square feet of rentable area in the Building as illustrated on the attached Exhibit A. Following completion of Landlord's and Tenant's Work as described herein, the parties will have the Premises and the Building measured in accordance with American National Standard Z65.1-1996, as published by BOMA International, to determine the useable and rentable square footage of the Premises (including a load factor not to exceed 10%). If the rentable square footage of the Premises is different from that set forth above, the parties will enter into an Amendment stating the actual rentable square footage of the Premises and adjusting all figures in this Lease calculated from the rentable square footage number, with the Base Rent equaling the actual rentable square footage multiplied by the Annual Base Rent Per Square Foot set forth in Section 1.9 below.

1.2 The Building: The building located at 15210 N. Scottsdale Rd., Scottsdale, Arizona.

1.3 "Project" means the Building identified in Article 1.2, and all lands and facilities used in connection with the Building as reasonably determined from time to time by Landlord. A site plan for the Project in its current configuration is attached as Exhibit B.

1.4      Names of Guarantors: [INTENTIONALLY OMITTED].

1.5      Security Deposit:  [INTENTIONALLY OMITTED].

1.6 The Term: Five Lease Years, beginning on the Commencement Date and ending on the Expiration Date. As used in this Lease, "Lease Year" shall mean for the first Lease Year the 12 calendar months following the Commencement Date plus any partial months preceding the first full month, and for each Lease Year thereafter, the 12 calendar months following the last month of the preceding Lease Year, with the last Lease Year ending on the Expiration Date.

1.7 Estimated Commencement and Expiration Dates: April 15, 2000, and April 14, 2005, respectively, subject to the provisions of Exhibit C.

1.8 Renewal Rights: One Renewal Period of five years, subject to the provisions of Article 2.2.

1.9      Base Rent:

         ========================================================================
            Period      Annual Base Rent Per   Annual Base Rent   Monthly Payment
                           Rentable Sq. Ft
         ========================================================================
         Lease Year 1          $20.50             $205,000.00        $17,083.33
         ------------------------------------------------------------------------
         Lease Year 2          $21.50             $215,000.00        $17,916.66
         ------------------------------------------------------------------------
         Lease Year 3          $22.50             $225,000.00        $18,750.00
         ------------------------------------------------------------------------
         Lease Year 4          $23.50             $235,000.00        $19,583.33
         ------------------------------------------------------------------------
         Lease Year 5          $24.50             $245,000.00        $20,416.66
         ------------------------------------------------------------------------

1.10 Tenant's Proportionate Share: Office Proportionate Share: the proportion that the rentable area of the Premises bears to the total constructed rentable area of the office component of the Project; and Project Proportionate Share: the proportion that the useable area of the Premises bears to the total constructed retail and useable office area of the Project. "Useable area" for purposes of this Section shall be determined according to the BOMA standard referenced in Section 1.1 above.

1.11     Expense Stop: $7.00 per rentable square foot.

1.12 Description of Tenant's Business: Restaurant ownership, design, construction, operation, and management ("Tenant's Permitted Use")

1.13 Normal Business Hours: 7:00 a.m. to 6:00 p.m., Monday through Friday, 8:00 a.m. to 1:00 p.m. on Saturday. Hourly charge for HVAC services provided outside Normal Business Hours will be charged to Tenant at Landlord's actual cost.

1.14 Tenant's Address for Pre-occupancy Notices: 5090 N. 40th Street, #160, Phoenix, AZ 85018, Attn: John Middleton.

1.15 Landlord's Initial Notice and Payment Address: PHXAZ/Kierland Commons, L.L.C., c/o Woodbine Southwest Corporation, 2398 E. Camelback Rd., Suite 300, Phoenix, AZ 85016, Attn: Daniel W. (Buzz) Gosnell.

1.16     Tenant's Broker: Mitch Chilton

1.17     Landlord's Broker: Lee & Associates Arizona.

1.18 Tenant Improvement Allowance: $ 25.00 per useable square foot of area in the Premises, subject to the provisions of Exhibit C --- hereto.

1.19 Parking: Tenant shall be entitled to the non-exclusive use (in common with all other tenants and occupants of the Project) of 4 parking spaces per 1,000 useable square feet of the Premises, and shall be entitled to the use of 15 covered, reserved, parking spaces at a charge of $35.00 per space, per month, all subject to the provisions of
         Article 3.6 below.

ARTICLE 2 DELIVERY, TERM AND CONSTRUCTION

2.1. Term. The Term of this Lease, and the estimated dates of commencement and expiration of the Term, are set forth in Articles 1.6 and 1.7. The Commencement Date will occur when the Premises are delivered to Tenant with the Work outlined in Exhibit C complete. If the Commencement Date has not occurred on or before May 1, 2000, then Tenant shall have the option to terminate this Lease by written notice to Landlord and Landlord shall reimburse Tenant for all Tenant's actual, out of pocket costs and expenses associated with this Lease and thereafter neither party shall have any further rights, liabilities, or obligations hereunder. If the Premises is delivered after the Estimated Commencement Date set forth in Section 1.7 above, this Lease shall remain in full force and effect (unless Tenant terminates it under the foregoing provision), but Tenant shall be entitled to credit against the first Base Rent payments due equal to two days of Base Rent for each day of delay in delivery beyond the Estimated Commencement Date, and the scheduled Commencement Date and the Expiration Date shall be postponed by an amount equal to actual the period of delay.

2.2 Renewals.

                  (a) Provided that Tenant is not in breach or default as of the time of exercise of a Renewal Option or the commencement of the Renewal Period beyond any applicable cure period, Tenant shall have the right and option ("Renewal Option") to extend the Term for the number of Renewal Periods specified in Article 1.8. The Renewal Option may be exercised no earlier than 12 months nor later than 6 months prior to the then applicable Expiration Date. The Renewal Period shall be for the period specified in Article 1.8. Base Rent for the Renewal Term will be determined as set forth in Articles 2.2(b) and (c) and all other terms and provisions of the Lease shall be applicable during any Renewal Period with the same force and effect as the Base Term.

                  (b) The Base Rent payable and the Expense Stop for the Renewal Period shall be the then fair market rental value of the Premises and the then fair market expense stop, determined as follows: within thirty days after Landlord receives the Option Notice, Landlord and Tenant shall agree on the Base Rent and Expense Stop for the Renewal Period based upon the "then fair market rental value of the Premises" and the "then fair market expense stop", which shall mean what a landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises, would determine as rent and expense stop for the first year of the Renewal Period, as of the commencement of the Renewal Period, taking into consideration, among other relevant matters, the use permitted under the Lease, the quality, size, shape, design and location of the Premises, the rental rates and expense stops for


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renewals of similar premises in the area and that no Tenant Allowance is being provided. Notwithstanding anything to the contrary in this Article 2.2, the Base Rent and Expense Stop for the Renewal Period will not be less than the Base Rent payable during the last year of the initial Term hereof. If the parties agree on the Base Rent and Expense Stop for the Renewal Period within thirty days after delivery of the Option Notice, they shall amend this Lease by stating the Base Rent and Expense Stop for the Renewal Period and each subsequent year. If Landlord and Tenant are unable to agree on the Base Rent and Expenses Stop for the first year of the Renewal Period within the thirty day period, then the Base Rent and Expense Stop shall be determined by binding arbitration as set forth in subsection (c) below.

                  (c) Within ten days after the 30 day period expires, each party shall submit to the other its final and best position as to the then fair market rental value of the Premises and the then fair market Expense Stop for the Renewal Period, which shall remain the position of such party throughout the arbitration process. In the event that the parties fail to agree upon a single arbitrator within 14 days following the submission of the parties' positions to one another, each of Tenant and Landlord shall within seven days thereafter appoint one arbitrator, and the two arbitrators so selected shall, within seven days after both have been selected, appoint a third, who shall act as chairperson of the board of arbitration. All arbitrators shall be natural persons who are independent and neutral and have significant experience owning, managing or leasing office space, including space in multiuse projects. At any time within 14 days after the arbitrator or all of the arbitrators have been appointed, either party may request a hearing, which shall be held no later than 14 days following such request (or if such date is a Saturday, Sunday or legal holiday, on the next regular business day) or on such later date as the arbitrator or board of arbitration may determine in order to allow both parties a reasonable opportunity to prepare. At such hearing, evidence, analyses and briefs shall be presented by all parties pursuant to Uniform Rules of Arbitration established by the American Arbitration Association. If no hearing is requested, the parties may submit to the arbitrator or board of arbitration, by a date not later than 14 days following the appointment thereof, written evidence, memoranda and briefs supporting their respective positions, with a copy to the other party. Each party shall have ten days to respond to the initial submission of the other party. Within 14 days after receipt of the initial submissions, the arbitrator(s) shall make a determination as to the then fair market rental value of the Premises, in favor of the position of one party or the other as submitted within the first ten days following the commencement of the arbitration proceedings without alteration or compromise and shall require the unsuccessful party to pay all reasonable costs and fees, including reasonable attorney's fees, of the prevailing party. In the event that the members of a board of arbitration fail to reach a unanimous decision, the decision of the majority of the board shall be determinative. Such determination shall be final and binding upon the parties and not subject to appeal, in the absence of fraud, and the prevailing party may enforce the same by application for entry of judgment in any court of competent jurisdiction or by other procedures established by law.

2.3 Memorandum. At the request of either party at any time following initial occupancy of the Premises by Tenant, Landlord and Tenant shall execute a written memorandum reflecting the date of initial occupancy and confirming the Commencement Date and Expiration Date.

2.4 Area Measurement. "Rentable Area" means area measured in accordance with American National Standard Z65.1-1996, as published by BOMA International.

2.5 Condition. Landlord shall have no obligation to make any improvements or alterations to the Premises or the Building whatsoever, and Tenant accepts the Premises in an AS IS condition, with all faults. Notwithstanding the foregoing, if an Exhibit C is attached to this Lease, Landlord shall cause improvements to be constructed and alterations to be made in the Premises in accordance with the provisions of Exhibit C in a good and workmanlike manner. If construction of the Project has not commenced by September 30, 1999, Tenant may terminate this Lease by delivery of notice to Landlord no later than October 30, 1999, notifying Landlord of Tenant's election to terminate this Lease. During any period that Tenant shall be permitted or required to enter the Premises prior to the Commencement Date, Tenant shall comply with all terms and provisions of this Lease.

2.6 Certain Representations of Landlord. Landlord hereby represents and warrants to Tenant only that: (i) water, sewer, gas and electricity services will be available to the Premises as set forth in Part One of Exhibit C; (ii) the improvements to be constructed by Landlord pursuant to Part One of Exhibit C will comply with all applicable laws, statutes, ordinances, rules and regulations, including, without limitation, disability laws, rules and regulations, in effect on the date of completion; (iii) to the best of Landlord's actual knowledge, the Premises and Project are not in violation of any applicable environmental law, statute, ordinance, rule or regulation, and no hazardous, dangerous or toxic materials, substances, wastes or pollutants exist on the Premises or Project, except normal retail products which are packaged, labeled, used and sold or otherwise disposed of in compliance with all applicable laws; (iv) the Premises are zoned C-2; and (v) Landlord has no knowledge of any provision in the CC&R's that would prevent Tenant from conducting its Permitted Use at the Premises as provided in this Lease.

ARTICLE 3 USE OF PREMISES


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3.1 Permitted Uses. Tenant may use and occupy the Premises for the purposes set forth in Article 1.12 and for no other purpose whatsoever without Landlord's prior written consent.

3.2 Insurance Restrictions. Tenant shall not perform any act which would cause the cancellation of any insurance policies related to the Project. Unless any increase arises as a result of Tenant's use of the Premises for Tenant's Permitted Use, Tenant shall reimburse Landlord for any increases in insurance premiums paid by Landlord directly related to the nature of Tenant's use of the Premises or the nature of Tenant's business.

3.3 Improvements. Unless necessitated by Tenant's use of the Premises for Tenant's Permitted Use, and if solely due to the nature of Tenant's use of the Premises, improvements or alterations are necessary to comply with any requirements imposed by law or with the requirements of insurance carriers, Tenant shall pay the entire cost of the improvements or alterations.

3.4 Prohibitions. Tenant shall not cause or maintain any nuisance in or about the Premises and shall keep the Premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which would create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, noise or heat. Tenant shall not cause the safe floor loading capacity to be exceeded. Tenant shall not disturb or interfere with the quiet enjoyment of the premises of any other tenant.

3.5 Common Areas. All of the portions of the Project made available by Landlord for use in common by tenants and their employees and invitees ("Common Areas") at all times shall remain subject to Landlord's exclusive control and Landlord shall be entitled to make such changes in the Common Areas as it deems appropriate; provided the changes do not materially and adversely alter the parking for or access to the Premises. At a minimum the Common Areas shall include all corridors, elevators and stairwells providing access to the Premises, restrooms serving the Premises and the sidewalks, driveways and parking areas crosshatched on Exhibit B. Landlord shall maintain the Common Areas in a neat, clean, and orderly condition consistent with other first class mixed office/retail developments in the Phoenix metropolitan area.

3.6 Parking. Landlord shall provide, operate and maintain parking accommodations in the Project, together with necessary access thereto, as generally designated on Exhibit B. No storage of vehicles or parking for more than twenty-four (24) hours shall be allowed without Landlord's prior written consent. Tenant acknowledges and agrees that Landlord shall not be liable for damage, loss or theft of property or injury to persons in, upon or about the parking area from any cause whatsoever. Landlord shall have the right to establish, and from time to time change (including relocating reserved covered parking spaces), alter and amend, and to enforce against all users of the parking area such reasonable requirements and restrictions as Landlord deems necessary and advisable for the proper operation and maintenance of the parking area. Landlord shall have the right from time to time to designate an area or areas within the common facilities for purposes of parking vehicles of Tenant's employees (collectively, "Authorized Parkers"), and its agents, representatives and invitees. Tenant shall, within fifteen days after request in writing from Landlord, deliver to Landlord the license plate numbers of its Authorized Parkers and thereafter, within ten days after there are changes in the list of Authorized Parkers. Each vehicle shall, at Landlord's option to be exercised from time to time, bear a permanently affixed and visible identification sticker or vehicle tag to be provided by Landlord. The parties acknowledge that Landlord, in Landlord's sole discretion, may construct additional on site covered parking for the Project, and, during the period of construction of the additional parking, Tenant's parking field and reserved parking spaces may be temporarily relocated to the location designated on Exhibit B.

3.7. CC&R's, Rules and Regulations. This Lease is subject and subordinate in all respects to the Master Declaration of Covenants, Conditions, Restrictions and Development Standards recorded on August 13, 1996, at 96-0570473 (the "Master Declaration"), and the Declaration of Covenants, Conditions, Restrictions and Easements for Kierland Commons recorded on August 7, 1998, at 98-0691485, records of Maricopa County, Arizona, as amended by First Amendment to Declaration of Covenants, Conditions, Restrictions and Easements for Kierland Commons, recorded on December 4, 1998, at 98-1101237, records of Maricopa County, Arizona (collectively, the "Parcel Declaration"; the Master Declaration and the Parcel Declaration together being referred to as the "CC&R's"). The CC&R's are hereby incorporated into this Lease by this reference and shall prevail over this Lease in the event of any inconsistency. Terms which are defined in the CC&R's shall have the same meanings herein unless otherwise defined or required by context. Tenant hereby acknowledges and agrees that nothing in this Lease is intended to or shall be deemed or construed so as to modify or limit in any way the rights and powers of Landlord as Declarant under the CC&R's, all of which may be exercised in any manner in Landlord's sole discretion, subject to the limitations set forth in the CC&R's. Tenant shall and shall cause its agents, employees and contractors to comply with the CC&R's and any non-discriminatory and reasonable rules and regulations for the Project promulgated by Landlord from time to time (the "Rules"). Landlord's current Rules are attached as Exhibit D. Landlord from time to time by notice to Tenant may amend the rules and regulations and establish other reasonable non-discriminatory rules and regulations for the Project.

3.8 Compliance with Law. Tenant, at Tenant's expense, shall comply with all present and future federal, state and local laws, ordinances, orders, rules and regulations,(collectively, "Laws"), including, without limitation the Americans with Disabilities Act, to the extent it applies to the Premises, and shall procure all permits, certificates, licenses and other authorizations required by applicable


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Law relating to Tenant's business or Tenant's use or occupancy of the Premises or Tenant's activities on the Premises. Tenant shall make all reports and filings required by applicable Laws. Tenant shall defend, indemnify and hold harmless Landlord and Landlord's present and future officers, directors, employees, partners and agents from and against all claims, demands, liabilities, fines, penalties, losses, costs and expenses, including but not limited to costs of compliance, remedial costs, and reasonable attorneys' fees, arising out of or relating to any failure of Tenant to comply with applicable Laws. Landlord shall comply with all Laws (including, without limitation, the Americans With Disabilities Act) applicable to the Common Areas and will defend, indemnify and hold harmless Tenant and Tenant's present and future officers, directors, employees, partners and agents from and against all claims, demands, liabilities, fines, penalties, losses, costs and expenses, including but not limited to costs of compliance, remedial costs, and reasonable attorneys' fees, arising out of or relating to any failure of Landlord to comply with applicable Laws.

3.9 Environmental. Without in any manner limiting any other provision of this Lease, Tenant hereby represents and warrants and agrees for the full term of any obligations under this Lease:

         (a) to comply fully with all federal, state and local laws, rules, orders, or regulations pertaining to health or the environment ("Environmental Laws"), including, without limitation, the comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") and the Resource Conservation and Recovery Act of 1987, as amended ("RCRA").

         (b) that Tenant will not dispose of nor permit or acquiesce in the disposal of any Regulated Substances, under or around the Premises, except in conformance with Environmental Laws.

         (c) to defend, indemnity and hold harmless Landlord for any and all costs, claims, demands, damages including attorneys' fees and court costs and investigatory and laboratory fees, related to any breach of this Lease, including, without limitation, any adverse health or environmental condition (including without limitation any violation of Environmental Laws) occurring during the term of this Lease. This indemnification to Landlord shall survive the termination of the Lease.

         (d) comply with all reporting obligations imposed under the Federal Emergency Planning and Community Right to Know Act of 1986 and any similar state or local laws, rules or regulations.

         (e) comply with all pretreatment requirements imposed by law with respect to the disposal of waste or effluent into the sanitary sewer system.

         (f) prevent any dumping, spillage, leakage or runoff of substances regulated by Environmental Laws ("Regulated Substances") into dry wells, storm drains, water retention areas, Common Areas or any areas where such substances could be absorbed into the soil.

         (g) obtain and maintain all permits required by federal, state or local laws, rules or regulations.

         (h) prepare, and upon request provide a copy to Landlord of, all response plans required by applicable law.

         (i) not keep, store, or use within the Premises any Regulated Substances except small quantities that are reasonably necessary for Tenant's business and customarily associated with office usage, such as copier supplies.

3.10 Audit. At any time and from time to time, Landlord may retain an environmental consultant or engineer to conduct an audit or environmental assessment of the Premises and Tenant's compliance with applicable laws, rules and regulations. Tenant shall extend its full cooperation with the audit or investigation. If Tenant is found not to be substantially in compliance with applicable law, all reasonable costs associated with the audit or assessment shall be paid by Tenant to Landlord upon demand; otherwise all costs shall be borne by Landlord. In addition, Tenant, at Landlord's request from time to time, shall complete such questionnaires and provide such information with respect to Tenant's activities and operations on the Premises as Landlord shall reasonably require.

ARTICLE 4 SECURITY DEPOSIT AND GUARANTIES [INTENTIONALLY OMITTED]

ARTICLE 5 RENT

5.1 Base Rent. Commencing on the Commencement Date, Tenant shall pay to Landlord, in advance, on the first day of each calendar month, the monthly payment of Base Rent in the amount set forth in Article 1.9 above.


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5.2 Late Charges and Interest. Tenant shall pay to Landlord a late charge equal to $50 for each day that Base Rent or any other amount payable under this Lease is due and remains unpaid 10 days after its due date as liquidated damages to compensate Landlord for costs and inconveniences of special handling and disruption of cash flow. The assessment or collection of a late charge shall not constitute the waiver of a default and shall not bar the exercise of other remedies for nonpayment. In addition to the late charge, all amounts not paid within ten days after the date due shall bear interest from the date due (i) until the happening of an Event of Default, at the rate of 12% per annum and
(ii) thereafter, at the rate set forth in Article 21.2.

5.3 Excise Taxes. Tenant shall pay to Landlord all sales, use, transaction privilege, or other excise tax levied or imposed upon, or measured by, any amount payable by Tenant under this Lease.

5.4 Obligations Are Rent. All amounts payable to Landlord under this Lease constitute rent and shall be payable without notice, demand, deduction or offset to such person and at such place as Landlord may from time to time designate by written notice to Tenant.

5.5 Proration. Base Rent payable with respect to a period consisting of less than a full calendar month shall be prorated.


ARTICLE 6 OPERATING COSTS

6.1 Tenant's Share. Tenant shall pay to Landlord Tenant's Proportionate Share of Operating Costs for each calendar year in excess of the Expense Stop as set forth in Article 1.11. Tenant's Proportionate Share of Operating Costs will be the sum of the Office Proportionate Share and Project Proportionate Share of Operating Costs. The Operating Costs used to determine the Project Proportionate Share shall consist of costs, expenses, and services incurred or employed by Landlord for both the office and any other portions of the Project (the "Project Operating Costs"). The Operating Costs used to determine the Office Proportionate Share shall consist of costs, expenses, and services incurred or employed by Landlord solely for the office portion of the Project (the "Office Operating Costs"). Notwithstanding anything to the contrary in this Lease, items classified as Project Operating Costs shall not be included in the Office Proportionate Share and vice versa, with the intent that Landlord in good faith shall determine which Operating Costs relate solely to the office portion of the Project and which Operating Costs are Project Operating Costs without overlap of the two.

6.2 Estimates. From time to time Landlord shall by written notice specify Landlord's estimate of Tenant's obligation under Article 6.1. Tenant shall pay one-twelfth of the estimated annual obligation on the first day of each calendar month.

6.3 Annual Reconciliation. Within 120 days after the end of each calendar year, Landlord shall provide to Tenant a written summary of the Operating Costs for the calendar year, determined on an accrual basis and broken down by principal categories of expense, including a breakdown of which items are office Operating Costs and which items are attributable to Project Operating Costs. The statement also shall set forth Tenant's Project Proportionate Share and Tenant's Office Proportionate Share and shall show the amounts paid by Tenant on account. Any difference between Tenant's obligation and the amounts paid by Tenant on account shall be paid or refunded, as the case may be, within thirty days after the statement is provided. Late delivery of the annual statement of Operating Costs shall not relieve Tenant of any obligation with respect to payment of Tenant's Proportionate Share of the Operating Costs.

6.4 Partial Year Proration; Variable Cost Adjustment. During the first and last years of the Term, Tenant's responsibility for Operating Costs shall be adjusted in the proportion that the number of days of that calendar year during which the Lease is in effect bears to 365. Tenant's obligations under this Article 6 for the payment of Operating Costs during the Lease Term, including the payment of any deficiency following receipt of the annual statement under Article 6.3, shall survive the expiration or termination of this Lease. For purposes of determining the Office Proportionate Share, if the mean level of occupancy of the office portion of the Project during a calendar year is less than 95% of the rentable area of the office portion of the Project, the Office Operating Costs shall be adjusted to reflect the fact that some costs, such as HVAC and janitorial services, vary with level of occupancy while other costs, such as real estate taxes, may not. In order to allocate those variable costs to occupied space while allocating non-variable costs to occupied and unoccupied space alike, Landlord shall determine what the total Office Operating Costs would have been had the Building been at least 95% occupied during the entire calendar year on the average, and that adjusted total shall be the figure employed in the statement and calculations described in Articles 6.1 and 6.3. If the mean level of occupancy exceeds 95%, no adjustment shall be made.

6.5. "Operating Costs" consist of all costs of operating, maintaining and repairing the Project generally and the office portion of the Project specifically, including, without limitation, the following:


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         (a) Premiums for property, casualty, liability, rent interruption or other insurance.

         (b) Salaries, wages and other amounts paid or payable for personnel including the Project manager, superintendent, operation and maintenance staff, and other employees of Landlord directly involved in the maintenance and operation of the Project, including contributions and premiums towards fringe benefits, unemployment and worker's compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or managers engaged in the repair, care, maintenance and cleaning of any portion of the Project.

         (c) Cleaning, including sweeping of parking areas.

         (d) Landscaping, including irrigating, trimming, mowing, fertilizing, seeding, and replacing plants.

         (e) Utilities, including fuel, gas, electricity, water, sewer, telephone, and other services.

         (f) Maintaining, operating, repairing and replacing equipment.

         (g) Other items of repair or maintenance of the Project.

         (h) Policing and security.

         (i) The cost of the rental of any equipment and the cost of supplies used in the maintenance and operation of the Project.

         (j) Audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Project.

         (k) Costs of capital expenditures incurred for the purpose of reducing Operating Costs and costs of improvements, repairs, or replacements which otherwise constitute Operating Costs under this Article but which are properly charged to capital accounts. The foregoing shall not be included in Operating Costs in a single year but shall instead be amortized over their useful lives, as reasonably determined by the Landlord in accordance with generally accepted accounting principles, and only the annual amortization amount shall be included in Operating Costs.

         (l) A fee for the administration and management of the Project appropriate to the nature of the Project as reasonably determined by the Landlord from time to time.

         (m) Costs of alterations or modifications to the Project necessary to comply with requirements of applicable law; and

         (n) General and special real and personal property taxes and assessments for the Project and reasonable expenses incurred in efforts to reduce taxes or assessments.

6.6 Exclusions. Notwithstanding anything to the contrary in Article 6.5, "Operating Costs" shall not include:

         (a) Amounts reimbursed by other sources, such as insurance proceeds, equipment warranties, judgments or settlements.

         (b) Utilities or other expenses paid directly by tenants to suppliers or paid by tenants to Landlord for separately metered or special services such as after-hours air conditioning services.

         (c) Ground rents.

         (d) Payments on any mortgage or other encumbrance.

         (e) Construction of tenant improvements.

         (f) Replacements (but not repairs) of structural elements.

         (g) Leasing commissions.


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
         (h) Correction of defects in material, workmanship or violations of applicable law occurring in or during the initial construction of the Project.

         (i) General overhead and administrative expenses of Landlord not directly related to the operation of the Project.

         (j) Costs of negotiating or enforcing leases of other tenants.


ARTICLE 7 TAXES

7.1 Landlord shall pay before delinquent all general and special real property taxes assessed or levied on the Project, subject to reimbursement under Article 6.

7.2 Tenant shall pay before delinquent all taxes levied or assessed upon, measured by, or arising from (a) the conduct of Tenant's business; (b) Tenant's leasehold estate; or (c) Tenant's property.

ARTICLE 8 INSURANCE AND INDEMNITY

8.1 Insurance Policies. Tenant shall, at its expense, take out and keep in full force and effect the following insurance:

         (a) Special Form property insurance, including without limitation sprinkler leakage, in an amount equal to the full replacement cost of all property owned by Tenant within the Premises, including, but not limited to, Tenant Improvements, contents, inventory, and all personal property within the Premises.

         (b) Commercial general liability insurance applying to third party claims for bodily injury or property damage alleged from the use and occupancy of the Premises and the business operated by Tenant, including coverage for "premises/operations", "products and completed operations", and "blanket contractual" liabilities, written on an occurrence basis with limits not less than $1,000,000 per occurrence, or such higher amounts and additional coverages as Landlord may reasonably require from time to time if such higher limits are customary for office tenants similar to Tenant in the Phoenix metropolitan area, naming Landlord, its agents, affiliates, and property manager as additional insureds.

         (c) At all times during the Lease Term, Tenant shall procure and maintain workers' compensation insurance in accordance with applicable law and employer's liability insurance with a limit not less than $1,000,000 bodily injury each accident; $1,000,000 bodily injury by disease - each person; and $1,000,000 bodily injury by disease - policy limit.

8.2 Policy Requirements. Tenant's insurance policies shall:

         (a) where applicable, contain the mortgagee's standard mortgage clause and in any event a waiver of any subrogation rights which Tenant's property insurers may have against Landlord and against those for whom the Landlord is in law responsible;

         (b) be taken out with insurers reasonably acceptable to Landlord and be in a form reasonably satisfactory from time to time to Landlord;

         (c) be non-contributing and apply as primary and not as excess to, any other insurance available to the Landlord;

         (d) not be invalidated with respect to the interests of the Landlord and the holder of any encumbrance on the Project by reason of any breach or violation by Tenant of any warranties, representations, declarations or conditions contained in the policies;

         (e) contain an undertaking by the insurers to notify the Landlord, and the holder of any encumbrance on the Project designated by Landlord, in writing not less than thirty days prior to any material change, cancellation or termination; and

         (f) be satisfactory in form, substance, limits, deductibles and retentions to Landlord.

8.3 Evidence of Coverage. Tenant shall deliver to Landlord certificates of insurance in form approved by Landlord or, if required by Landlord, certified copies of each such insurance policy: (a) as soon as practicable after the placing of the required insurance and (b) periodically thereafter before expiration, renewal or replacement of the policies then in force. No review or approval of any such insurance certificate by Landlord shall derogate or diminish Landlord's rights or Tenant's obligations. Tenant shall not take possession of the Premises without having complied with the requirements of this Article. If at any time Tenant fails to provide satisfactory evidence of all required coverages, Landlord may but shall have no obligation to purchase such insurance for Tenant and at Tenant's sole cost and expense, which shall be immediately due and payable by Tenant upon demand.

8.4 Indemnity and Exculpation. Except to the extent caused by Landlord's gross negligence or intentional wrongful conduct or by any breach by Landlord of its obligations under this Lease, Tenant shall defend, indemnify and hold Landlord harmless for, from and against any and all loss, claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising directly or indirectly from or out of this Lease or any occurrence in, upon or at the Premises or the occupancy or use by the Tenant of the Premises or any act or omission of Tenant, its agents, servants, employees or invitees. Except to the extent caused by Landlord's gross negligence or intentional wrongful conduct or by any breach by Landlord of its obligations under this Lease, Landlord shall not be liable and Tenant hereby waives all claims for any damage to any property in or about the Premises or the Project or injury or inconvenience to Tenant's business, by or from any cause whatsoever, including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances. Tenant acknowledges that it is protecting itself against loss by maintaining appropriate insurance coverage.

8.5 Landlord's Policies. No insurable interest is conferred upon Tenant under any policies of insurance carried by Landlord, and Tenant shall not be entitled to share or receive proceeds of any insurance policy carried by Landlord.

ARTICLE 9 FIRE AND CASUALTY

9.1 Termination Rights. If all or part of the Premises, Building or Common Area is damaged and the Premises is rendered untenantable by such damage from fire or other casualty which in Landlord's opinion cannot be substantially repaired (employing normal construction methods without overtime or other premium) under applicable laws and governmental regulations within 180 days from the date of the fire or other casualty, then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not later than ten days after notice of such determination is given by Landlord.

9.2 Restoration. If in Landlord's opinion the damage caused by the fire or casualty can be substantially repaired (employing normal construction methods without overtime or other premium) under applicable laws and governmental regulations within 180 days from the date of the fire or other casualty, or if neither party exercises its right to terminate under Article 9.1, Landlord shall, but only to the extent that insurance proceeds are available therefor, repair such damage other than damage to furniture, chattels or trade fixtures which do not belong to the Landlord, which shall be repaired forthwith by Tenant at its own expense.

9.3 Abatement. During any period of restoration, the Base Rent payable by Tenant shall be proportionately reduced to the extent that the Premises are thereby rendered untenantable from the date of casualty until completion by Landlord of the repairs to the Premises (or the part thereof rendered untenantable) or until Tenant again uses the Premises (or the part thereof rendered untenantable) in its business, whichever first occurs.

9.4 Demolition of Project. Notwithstanding anything to the contrary in Article 9.1, if all or a substantial part (whether or not including the Premises) of the Building is rendered untenantable by damage from fire or other casualty to such a material extent that in the commercially reasonable opinion of Landlord the Project must be totally or partially demolished, whether or not to be reconstructed in whole or in part, Landlord may elect to terminate this Lease as of the date of the casualty (or on the date of notice if the Premises are unaffected by such casualty) by written notice delivered to Tenant not more than sixty days after the date of the fire or casualty. Tenant shall have an option to lease space in any reconstructed project similar to the Premises on terms substantially similar to this Lease.

9.5 Agreed Remedies. Except as specifically provided in this Article, there shall be no reduction of rent and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Project or the Premises. Tenant waives any statutory or other rights of termination by reason of fire or other casualty, it being the intention of the parties to provide specifically and exclusively in this Article for the rights of the parties with respect to termination of this Lease as a result of a casualty.


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
ARTICLE 10 CONDEMNATION

10.1 Automatic Termination. If during the Term all of the Premises is permanently taken for any public or quasi-public use under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises.

10.2 Optional Termination. If during the term any part of the Project affecting the use of the Premises is taken or purchased by right of eminent domain or in lieu of condemnation, and whether or not the Premises are directly affected, then if in the reasonable opinion of Landlord substantial alteration or reconstruction of the Project is necessary or desirable as a result thereof and Landlord elects not to make such alterations or reconstruction, or the amount of parking available for the Premises or to the Project is materially and adversely affected, each of Landlord or Tenant shall have the right to terminate this Lease by giving the other party at least thirty days written notice of such termination.

10.3 Award. Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements and Tenant shall not have or advance any claims against Landlord for the value of its property or its leasehold estate or the unexpired term of this Lease or for costs of removal or relocation or business interruption expense or any other damages arising out of the taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account from the condemning authority any award of compensation attributable to the taking or purchase of Tenant's chattels or trade fixtures or attributable to Tenant's relocation expenses provided that any such separate claim by Tenant shall not reduce or adversely affect the amount of Landlord's award. If any such award made or compensation paid to Tenant specifically includes an award or amount for Landlord, Tenant shall promptly account therefor to Landlord.

ARTICLE 11 MAINTENANCE

11.1 By Tenant. Subject to Landlord's repair and maintenance obligations set forth in Article 11.2 below, Tenant shall maintain the Premises and the improvements thereon in good condition and repair.

11.2 By Landlord. Landlord shall provide janitorial services to the Premises five nights per week. Landlord shall maintain the Project and all Common Areas in good condition and repair in accordance with standards then prevailing for comparable properties of like age and character in the Phoenix metropolitan area. Landlord shall repair structural defects in roof or walls and any common utility facilities in the Common Areas. Landlord shall maintain and repair all lighting fixtures (lamps and ballasts), windows, doors, the plumbing system, electrical systems and receptacles, heating, ventilation, and air conditioning systems, and shall provide day to day maintenance and repair. Repairs required due to damage caused by Tenant (other than ordinary wear and tear) will be billed to Tenant; all other maintenance and repair shall be part of the Operating Costs under Article 6. Landlord will not be responsible for repairs or maintenance within the Premises unless Tenant notifies Landlord of the need for the repair or maintenance. Landlord will not be liable or responsible for breakdowns or temporary interruptions in access or utilities nor for interference with Tenant's business or Tenant's access to the Premises during the course of repairs or remedial work, unless caused by Landlord.

ARTICLE 12 UTILITIES

Landlord shall supply to the Premises electrical power for lighting, for the operation of heating, ventilation and air conditioning equipment, and for the operation of normal office equipment, and shall supply water and sewer services for any plumbing facilities in the Premises. Tenant shall pay Landlord upon demand for any heating, ventilation and air conditioning provided outside of Normal Business Hours at Landlord's standard hourly rates, which shall be subject to adjustment for changes in electrical power rates. The Normal Business Hours for the Building and the current applicable rate for after-hours usage are set forth in Article 1.13. Any other utilities provided to the Premises, including telephone services, shall be arranged directly by Tenant with the utility supplier, including the posting of any required deposits, and paid directly to the utility supplier when due.

ARTICLE 13 LANDLORD RIGHT OF ENTRY

Upon reasonable notice to Tenant, Landlord shall have access to the Premises for purposes of showing the Premises to current or prospective lenders, to prospective purchasers of the Project, and, during the twelve-month period preceding the expiration of the term of this Lease, to prospective tenants. Landlord, upon reasonable notice, shall at all times have access to the Premises for purposes of inspection and performing Landlord's obligations and exercising its rights under this Lease.

ARTICLE 14 SIGNS

Tenant shall not place or permit to be placed any sign, picture, advertisement, notice, lettering or decoration on any part of the outside of the Premises or anywhere in the interior of the Premises which is visible from the outside of the Premises without Landlord's prior written approval. All Tenant's signs shall be designed, installed, and maintained at Tenant's expense and shall comply with Landlord's sign criteria.

ARTICLE 15 TENANT ALTERATIONS

15.1 Tenant Alterations. Tenant may from time to time at its own expense make changes, additions and improvements in the Premises, provided that any such change, addition or improvement shall:

         (a) comply with the requirements of any governmental or quasi-governmental authority having jurisdiction (including, without limitation, the Americans with Disabilities Act), with the requirements of Landlord's insurance carriers, and with Landlord's safety and access requirements, including restrictions on flammable materials and elevator usage;

         (b) not be commenced until Landlord has received satisfactory evidence that all required permits have been obtained;

         (c) be made only with the prior written consent of Landlord (which may be withheld in Landlord's sole discretion, to the extent it relates in Landlord's opinion to the structure or electrical, HVAC, plumbing or sprinkler systems of the Building, but which otherwise shall not be unreasonably withheld or delayed);

         (d) be constructed in good workmanlike manner and, to the extent the nature of the work warrants working drawings, conform to complete working drawings prepared by a licensed architect and, to the extent Landlord's consent is required, be submitted to and approved by Landlord;

         (e) be of a quality that equals or exceeds the then current standard for the Project and comply with all building, fire and safety codes;

         (f) be carried out only during hours approved by Landlord by licensed contractors selected by Tenant and, to the extent Landlord's consent is required approved in writing by Landlord. Tenant or Tenant's contractor shall deliver to Landlord before commencement of the work: (i) proof of workers' compensation and general liability insurance coverage, including coverage for completed operations and contractual liability, with Landlord and its agents and designees named as additional insureds, in amounts, with companies, and in form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the work shall be carried out, and (ii) for work requiring building permits, performance and payment bonds if reasonably required by Landlord. Notwithstanding the foregoing, only subcontractors selected or designated by Landlord may be used to make connection with the Project's main electrical, plumbing or HVAC systems, except connections to circuit panels, pipes or ducts within the Premises; and

         (g) for work requiring building permits (after the initial construction of Tenant Improvements), be shown on accurate, reproducible "as-built" drawings in the form of reverse sepia transparencies or mylars, delivered to Landlord at completion of the alterations or improvements.

15.2 Tenant Installations. Tenant may install in the Premises its usual trade fixtures and personal property in a proper manner, provided that no installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building. Landlord may require that any work that may affect structural elements or mechanical, electrical, heating, air conditioning, plumbing or other systems be performed by Landlord at Tenant's cost or by a contractor designated by Landlord.

15.3 Mechanics Liens. Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord's interest in the Project or any part thereof, shall keep the title to the Project and every part thereof free and clear of any lien or encumbrance in respect of such work, and shall indemnify and hold harmless Landlord and Landlord's agents and employees against any claim, loss, cost, demand or legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has or reasonably should have knowledge and that affects the title to the Project or any part thereof, and shall cause the same to be removed by bonding or otherwise within 30 days, failing which Landlord may take such action as Landlord deems necessary to remove same and the entire cost thereof shall be immediately due and payable by


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
Tenant to Landlord. If provided by applicable law, Tenant shall cause such postings to be made and notices given as shall prevent any mechanics' lien for work done for Tenant from attaching to the Project.

ARTICLE 16 ASSIGNMENT AND SUBLETTING

16.1 Consent Required. Tenant shall not assign its interest under this Lease or sublet all or any part of the Premises without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Tenant shall not at any time pledge, hypothecate, mortgage or otherwise encumber its interest under this Lease as security for the payment of a debt or the performance of a contract. Tenant shall not permit its interest under this Lease to be transferred by operation of law. Any purported assignment or sublease made without Landlord's consent shall be void. Landlord's consent shall not be required for the transfer of this Lease in connection with a merger or consolidation of Tenant with another corporation or entity or the sale of substantially all of Tenant's assets to another entity.

16.2 Requests for Approval. Landlord shall be under no obligation to decide whether consent will be given or withheld unless Tenant has first provided to
Landlord: (a) the name and legal composition of the proposed assignee or subtenant and the nature of its business; (b) the use to which the proposed assignee or subtenant intends to put the Premises; (c) the terms and conditions of the proposed assignment or sublease and of any related transaction between Tenant and the proposed assignee or subtenant; (d) information related to the experience, integrity and financial resources of the proposed assignee or subtenant; (e) such information as Landlord may reasonably request to supplement, explain or provide details of the matters submitted by Tenant pursuant to subparagraphs (a) through (d); and (f) reimbursement for all reasonable out-of-pocket costs incurred by Landlord, including attorneys' fees, in connection with evaluating the request and preparing any related documentation.

16.3. Continued Responsibility. Tenant shall remain fully liable for performance of this Lease, notwithstanding any assignment or sublease, for the entire Lease Term.

16.4 Excess Proceeds. If consent to an assignment or sublease is given, Tenant shall pay to Landlord, as additional rent, all amounts received from the assignee or subtenant in excess of the amounts otherwise payable by Tenant to Landlord with respect to the space involved, measured on a per square foot basis.

16.5 Limitations. Without limiting appropriate grounds for withholding consent, it shall not be unreasonable for Landlord to withhold consent if the proposed assignee or subtenant is a tenant in another building owned by Landlord or by an affiliate of Landlord in the North Scottsdale, Arizona area or of any of Landlord's constituent partners or principals or if the use by the proposed assignee or subtenant would contravene this Lease or any restrictive use covenant or exclusive rights granted by Landlord or if the proposed assignee or subtenant does not intend to occupy the Premises for its own use or if the nature of the proposed assignee or subtenant is not compatible with the Project.

16.6 No Waiver. No consent shall constitute consent to any further assignment or subletting.

16.7 Transfer by Landlord. Upon a sale or other transfer of the Project (or a portion thereof containing the Premises) by Landlord, Landlord's interest in this Lease shall automatically be transferred to the transferee, the transferee shall automatically assume all of Landlord's obligations under this Lease accruing from and after the date of transfer, and the transferor shall be released of all obligations under this Lease arising after the transfer. Tenant shall upon request attorn in writing to the transferee.

ARTICLE 17 SUBORDINATION AND ATTORNMENT

17.1 Subordination. Subject to Landlord obtaining a non-disturbance agreement ("SNDA") with any lender, mortgagor, or deed of trust holder, in the lender's standard form, this Lease is and shall be subject and subordinate in all respects to all existing and future mortgages or deeds of trust now or hereafter encumbering the Project or any part hereof, The holder of any mortgage or deed of trust may elect to be subordinate to this Lease.

17.2 Lender Protection. Upon a transfer in connection with foreclosure or trustee's sale proceedings or in connection with a default under an encumbrance, whether by deed to the holder of the encumbrance in lieu of foreclosure or otherwise, Tenant, if requested, shall in writing attorn to the transferee, but the transferee shall not be:

         (a) subject to any offsets or defenses which Tenant might have against Landlord, except as expressly provided in this Lease; or

         (b) bound by any prepayment by Tenant of more than one month's installment of rent; or

         (c) subject to any liability or obligation of Landlord except those arising or continuing after the transfer.

17.3 Documentation. The subordination provisions of this Article shall be self-operating upon Tenant's receipt of the SNDA and no further instrument shall be necessary. Nevertheless Tenant, on request, shall execute and deliver any and all instruments further evidencing such subordination.

17.4 Other Transactions. Landlord may at any time and from time to time grant, receive, dedicate, relocate, modify, surrender or otherwise deal with easements, rights of way, restrictions, covenants, equitable servitudes or other matters affecting the Project without notice to or consent by Tenant, so long as the same do not materially, adversely interfere with or restrict Tenant's access to, parking for,or use of the Premises.

ARTICLE 18 ESTOPPEL CERTIFICATES

Tenant shall at any time within ten days after written request from Landlord execute, acknowledge and deliver to Landlord a statement in writing: (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (b) confirming the commencement and expiration dates of the term; (c) confirming the amount of the security deposit held by Landlord; (d) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; and (e) confirming such other matters as to which Landlord may reasonably request confirmation. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer of the Premises or the Project, but shall not amend any express terms of this Lease. If Landlord desires to finance or refinance the Project, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statement shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

ARTICLE 19 QUIET ENJOYMENT

If Tenant pays the rent and observes and performs the terms, covenants and conditions contained in this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord, or any other person lawfully claiming by, through or under Landlord unless otherwise permitted by the terms of this Lease. Tenant acknowledges that the exercise by the Landlord of any of the rights conferred on Landlord under this Lease and the entry upon the Premises for or in connection with such purposes shall not be deemed to be a constructive or actual eviction of the Tenant and shall not be considered to be a breach of Landlord's covenant of quiet enjoyment.

ARTICLE 20 SURRENDER AND HOLDOVER

20.1 Surrender. Upon the expiration or termination of this Lease or of Tenant's right to possession, Tenant shall surrender the Premises in a clean undamaged condition and shall remove all of Tenant's equipment, fixtures and personal property and repair all damage caused by the removal. Tenant shall not remove permanent improvements that were provided by Landlord at the commencement of this Lease and shall not remove permanent improvements later installed by Tenant unless directed to do so by Landlord. If Tenant fails to perform any repairs or restoration or fails to remove any items from the Premises as required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord hereunder may be handled, discarded or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All such property shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. If Landlord arranges for storage of any such property, Landlord shall have a lien against such property for costs incurred in removing and storing the same.

20.2 Holdover. If Tenant holds over without Landlord's consent, Tenant shall, at Landlord's election, be a tenant at will or a tenant from month-to-month. In either case rent shall be payable monthly in advance at a rate equal to twice the rate in effect immediately before the holdover began. A holdover month-to-month tenancy may be terminated by either party as of the first day of a calendar month upon at least ten days' prior notice. A holdover tenancy at will is terminable at any time by either party without notice, regardless of whether rent has been paid in advance. Upon a termination under this Article, unearned rent shall be refunded following the surrender of possession provided Tenant is not otherwise in breach of this Lease.

ARTICLE 21 BREACH, DEFAULT, AND REMEDIES

21.1 Default. The following shall constitute "Events of Default":

         (a) Tenant's failure to pay rent or any other amount due under this Lease within five days after receipt of notice of nonpayment; or

         (b) Tenant's failure to execute, acknowledge and return a subordination agreement under Article 17 or an estoppel certificate under Article 18 within ten days after receipt of written request; or

         (c) Tenant's failure to perform any other obligation under this Lease within fifteen days after notice of nonperformance; provided, however, that if the breach is of such a nature that it cannot be cured within 30 days, no Event of Default shall be deemed to have occurred by reason of the breach if cure is commenced promptly and diligently pursued to completion within a period not longer than 120 days; and provided further, that in the event of a breach involving an imminent threat to health or safety, Landlord may in its notice of breach reduce the period for cure to such shorter period as may be reasonable under the circumstances.

21.2 Remedies. Upon the occurrence of an Event of Default, Landlord, at any time thereafter without further notice or demand may exercise any one or more of the following remedies concurrently or in succession:

         (a) Terminate Tenant's right to possession of the Premises by legal process or otherwise, with or without terminating this Lease, and retake exclusive possession of the Premises.

         (b) From time to time relet all or portions of the Premises, using reasonable efforts to mitigate Landlord's damages. In connection with any reletting, Landlord may relet for a period extending beyond the term of this Lease and may make alterations or improvements to the Premises without releasing Tenant of any liability. Upon a reletting of all or substantially all of the Premises, Landlord shall be entitled to recover all of its then prospective damages for the balance of the Lease Term measured by the difference between amounts payable under this Lease and the anticipated net proceeds of reletting. Tenant's obligations for taxes and Operating Costs shall be projected, based upon the average rate of increase, if any, in such items from the Commencement Date through the termination date. Future payments computed in accordance with this section shall be discounted to present value in accordance with accepted financial practices using a discount rate of 4% per annum.

         (c) From time to time recover accrued and unpaid rent and damages arising from Tenant's breach of the Lease, regardless of whether the Lease has been terminated, together with applicable late charges and interest at the rate of 18% per annum or the highest lawful rate, whichever is less.

         (d) Enforce the statutory Landlord's lien on Tenant's property.

         (e) Recover all costs, expenses and attorneys' fees incurred by Landlord in connection with enforcing this Lease, recovering possession, reletting the Premises or collecting amounts owed, including, without limitation, costs of alterations, brokerage commissions, and other costs incurred in connection with any reletting.

         (f) Perform the obligation on Tenant's behalf and recover from Tenant, upon demand, the entire amount expended by Landlord plus 10% for special handling, supervision, and overhead.

         (g) Pursue other remedies available at law or in equity.

Whether Landlord terminates this Lease or Tenant's right to possession, Landlord shall mitigate Landlord's damages to the extent required by Arizona law. To mitigate damages: (a) Landlord shall be required only to use reasonable efforts to relet the Premises, which shall not exceed those which Landlord generally uses to lease other space in the Project; (b) Landlord will not be deemed to have failed to mitigate if Landlord leases any other portions of the Building or the Project before reletting all or any portion of the Premises; and (c) in recognition of the fact that the value of the Project depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's then standard rates for new leases of comparable space within the Project shall not be deemed a failure to mitigate.

21.3 Subtenancies. Upon a termination of Tenant's right to possession, whether or not this Lease is terminated: (a) subtenancies and other rights of persons claiming under or through Tenant shall be terminated or (b) Tenant's interest in such subleases or other arrangements shall be assigned to Landlord. Landlord may separately elect termination or assignment with respect to each such subtenancy or other matter.

ARTICLE 22 LANDLORD LIABILITY

Notwithstanding anything to the contrary in this Lease, neither Landlord nor Landlord's directors, officers, shareholders, employees, agents, constituent partners, beneficiaries, trustees, representatives, successors or assigns (collectively, "Landlord's Affiliates") shall be personally responsible or liable for any representation, warranty, covenant, undertaking or agreement contained in the Lease, and the sole right and remedy of the Tenant or any subsequent sublessee or assignee shall be against Landlord's interest in the Project. Neither Tenant nor any subsequent sublessor or assignee shall seek to obtain any judgment imposing personal liability against Landlord, Landlord's Affiliates, or their successors or assigns nor execute upon any judgment or place any lien against any property other than Landlord's interest in the Project.

ARTICLE 23 NOTICES

Any notice from one party to the other shall be in writing and shall be deemed duly served: (a) if delivered personally to a responsible employee of Tenant or if mailed by registered or certified mail addressed to Tenant at the Premises or such other address as Tenant may designate or (b) if mailed by registered or certified mail to Landlord at the address set forth in Article 1.15 or such other address as Landlord may designate. Any notice to Tenant prior to Tenant's taking possession of the Premises, however, shall instead be sent to the address set forth in Article 1.14. Any notice shall be deemed to have been received when received or rejected, if mailed, and when delivered, if personally delivered.

ARTICLE 24 BROKERAGE

Landlord and Tenant warrant and represent that no broker or other person is entitled to claim a commission, broker's fee or other compensation in connection with this Lease except: (i) brokers or other persons that Landlord may have retained or employed directly, and (ii) brokers whom Tenant has previously specifically designated in writing to Landlord as Tenant's representative as listed in Article 1.16. Landlord and Tenant shall defend, indemnify and hold each other harmless from all claims or liabilities arising from any breach of the foregoing representation and warranty.

ARTICLE 26 RIGHTS RESERVED BY LANDLORD Except as expressly provided in this Lease, Landlord reserves all rights of ownership and control over all portions of the Project, including without limitation the following:

26.1. Access. Landlord reserves the right to enter upon any portion of the Project for inspection or other legitimate purposes.

26.2. Use. Landlord reserves the right to use (or grant others the right to use) any portion of the Project other than the Premises, including without limitation the Common Area, the exterior of all buildings and improvements and air rights, surface rights and subsurface rights and water rights appurtenant to the Project; provided such use or grant of use to another does not materially and adversely affect Tenant's use of the Premises.

26.3. Restriction of Access. Landlord reserves the rights to: (i) prevent or restrict access to any portion of the Project or the Building by such security procedures or devices as Landlord may consider necessary or appropriate; (ii) control or prevent access by and remove, any person who is loitering or whose presence in the judgment of Landlord's security or management personnel is prejudicial to the safety, character, reputation and interests of the Project or who in the judgment of such personnel is intoxicated or under the influence of liquor or drugs; and (iii) limit or prevent access to all or any portion of the Project, activate emergency controls or procedures or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of tenants or other occupants of the Project or the protection of the Project or other property located thereon or therein, in case of fire or other casualty, riot or other civil disorder, strike or labor unrest, public excitement or other dangerous condition or threat thereof.

26.4. Other Tenants. Landlord reserves the right to lease or sell any portion of the Building and the Project to such other tenants, occupants or other parties and for such uses as Landlord, in Landlord's sole discretion, deems appropriate. Tenant acknowledges that Landlord has made no representations as to Landlord's continued ownership of all or any portion of the Project or the presence of any specific tenant or number or types of tenants at the Project as of or after the Commencement Date. Without limiting the foregoing, Tenant acknowledges that portions of the Project will be used for retail purposes and that Landlord may in the future enlarge or diminish such retail areas.

26.5. Changes. Landlord reserves the right to: (i) change the name of the Project and the address or designation of the Premises, provided that Landlord shall reimburse Tenant for the actual, reasonable costs incurred by Tenant in changing Tenant's business documentation and stationery to reflect the change;
(ii) install, maintain, alter and remove signs on or about the Project; (iii) add land or other real property interests to or eliminate the same from the Project and grant interests and rights in the Project to other parties; (iv) add, alter, expand, reduce, eliminate, relocate or change the shape, size, location, character, design, appearance, use, number or height of any permanent or temporary buildings, structures, improvements, parking areas and structures, kiosks, planters, driveways, landscaped areas and other Common Areas, change the striping of parking areas and direction and flow of traffic and convert Common Areas to leasable areas and leasable areas to Common Areas, so long as such changes do not materially and adversely affect Tenant's use or occupancy of the Premises; (v) enclose any area, remove any such enclosure or add one or more additional levels or stories to the Project or any portion thereof other than the Premises and add structural supports that may be required within the Premises or Common Areas, so long as such changes do not materially and adversely affect Tenant's use or occupancy of the Premises; and (vi) in connection with the foregoing matters or with any other inspections, repairs, maintenance, improvements or alterations in or about Project or as a result of any casualty, incident, strike, condemnation, act of God, law or governmental requirement or request or other cause, erect scaffolding, barricades and other structures.

26.6. Limitations. In connection with exercising any rights reserved under this
Article 26, Landlord shall: (a) take reasonable steps to minimize interference with access to or the use or occupancy of the Premises except when necessary on a temporary basis; (b) take reasonable steps to avoid materially changing the configuration or reducing the Common Area, unless required by law or other causes beyond Landlord's reasonable control; and (c) if Landlord enters the Premises in connection with any of the foregoing matters, take reasonable steps to minimize any interference with Tenant's business, and following completion of the work, return Tenant's leasehold improvements, fixtures, property and equipment to the original locations and conditions to the fullest extent reasonably possible.

ARTICLE 27. GENERAL

27.1 Severability. If any term, covenant or condition of this Lease, or the application thereof, is to any extent held or rendered invalid, it shall be and is hereby deemed to be independent of the remainder of the Lease and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality shall not affect, impair or invalidate the remainder of the Lease or any part thereof.

27.2 No Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition contained in this Lease. The subsequent acceptance of rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of rent. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing.

27.3 Effect of Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly payment of rent herein stipulated is deemed to be other than on account of the earliest stipulated rent, nor is any endorsement or statement on any check or any letter accompanying any check or payment of rent deemed an acknowledgment of full payment or accord and satisfaction, and Landlord may accept and cash any check or payment without prejudice to Landlord's right to recover the balance of the rent due and pursue any other remedy provided in this Lease.

27.4 Delay. If either party is delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reasons of strikes, labor troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God, or other reason whether of a like nature or not that is beyond the control of the party affected, financial inability excepted, then the performance of that term, covenant or act is excused for the period of the delay and the party delayed shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. Nothing in this Article, however, shall excuse Tenant from the prompt payment of any amount payable under this Lease nor from the consequences of Tenant Delay as provided in Exhibit C (if attached).

27.5 Lender Notice. In the event of a material default by Landlord of a sufficiently serious nature that Tenant considers the utility of the Premises to Tenant to be significantly impaired, Tenant shall give written notice of the default to Landlord and shall simultaneously send a copy of the notice to the holder of any encumbrance, the name and address of whom has previously been furnished in writing to Tenant. If Landlord fails to cure the default within a reasonable time, Tenant shall send a second notice to that effect to the holder of the encumbrance, with a copy to Landlord, and the holder of the encumbrance then shall have a reasonable time, not more than sixty days, to cause the default to be remedied, provided, however, that the default will be considered cured so long as the holder of the encumbrance commences the remedy or cure within the sixty day period allowed and diligently prosecutes it to completion.

27.6 No Offer. The submission of this Lease for examination does not constitute a reservation of an option to lease the Premises, and this Lease becomes effective as a lease only upon its execution and delivery by Landlord and Tenant.

27.7 Successors. All rights and liabilities under this Lease extend to and bind the successors and assigns of Landlord and permitted successors and assigns of Tenant. No rights, however, shall inure to the benefit of any transferee of the Tenant unless the transfer has been consented to by the Landlord in writing as provided in Article 16.1. If there is more than one Tenant, they are all bound jointly and severally by the terms, covenants and conditions of this Lease.

27.8 Integration. This Lease and the Exhibits hereto attached, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no other covenants, promises, agreements, conditions or understandings, either oral or written, between them. No alteration, amendment or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by Tenant and Landlord.

27.9 WAIVER OF JURY TRIAL. IN ANY LITIGATION BETWEEN LANDLORD AND TENANT, THE MATTER SHALL BE DECIDED BY A JUDGE SITTING WITHOUT A JURY, AND LANDLORD AND TENANT ACCORDINGLY WAIVE THEIR RIGHT TO A JURY TRIAL.

27.10 Governing Law. This Lease shall be construed in accordance with and governed by the laws of the State in which the Project is located.

27.11 Deadlines Enforceable. Time is of the essence of this Lease and of every part hereof.

27.12 Counterparts. This Lease may be executed in counterparts, which together shall constitute a single instrument.

27.13 Expansion Option: So long as P.F. Chang's China Bistro, Inc. (a) is not in breach of or in default under the Lease beyond any applicable cure period, (b) remains the Tenant under the Lease, and (c) has not sublet substantially all of the Premises, then Tenant shall have the following expansion option for the addition of up to 5,000 square feet of space on the second floor of the Building (the "Expansion Space") to the Premises. The exact location of the Expansion Space on the second floor shall be within Landlord's discretion. To exercise Tenant's expansion option, Tenant must give notice to Landlord no fewer than 180 days before the end of the third Lease Year of this Lease as to whether Tenant desires to lease the Expansion Space. If Tenant gives notice that Tenant is exercising this expansion option and will take the Expansion Space, within 30 days after the date Landlord receives the notice, Landlord and Tenant will enter into an Amendment of this Lease adding the Expansion Space to the Premises effective as of the fourth anniversary of the Commencement Date. The Expansion Space shall be added to the Premises under all the terms and conditions hereof except that the Base Rent rate for the Expansion Space will be at the greater of
(i) fair market rental value of the Expansion Space or (ii) the then current Base Rent rate per square foot hereunder. If the parties cannot agree upon the fair market rental value of the Expansion Space, the procedure set forth in
Article 2.2 above shall be used to determine it. The Amendment shall also adjust Tenant's Proportionate Share and any other items or figures calculated on the rentable square footage of the Premises (including, without limitation, the load factor applied to the Premises, and the number of parking spaces allocated to the Premises in the proportion of one additional parking space per 1,000 useable square feet of the Expansion Space) except the Tenant Improvement Allowance, which, if any, shall be at then-current market rates for the Expansion Space. If Landlord and Tenant do not, despite diligent good faith efforts, reach agreement with respect to the Expansion Space pursuant to this Article within 30 days after Tenant's notice, then Tenant shall be deemed not to have exercised Tenant's expansion option. If Tenant does not timely give notice to Landlord that Tenant is exercising the expansion option granted under this Article, Tenant shall be deemed to have waived its right to exercise the option and Landlord may lease the Expansion Space as Landlord deems fit.

TENANT:                                    LANDLORD:

P. F. CHANG'S CHINA BISTRO,                PHXAZ/KIERLAND COMMONS, L.L.C.,
a Delaware corporation                     a Delaware limited liability company

                                           By: Woodbine/Kierland Commons, L.P.,
                                               a Texas limited partnership,
By __________________________                  its general partner
Name ________________________
Title _______________________                        By:  Woodbine Investment
                                                     Corporation, a Texas
Date ________________________                        corporation,
                                                     its general partner

                                                     By ________________________
                                                     Name ______________________
                                                     Title _____________________

                                           Date: _______________________________

                                    EXHIBIT A

                                  THE PREMISES

                                    EXHIBIT B

                                   THE PROJECT

                                    EXHIBIT C

                             CONSTRUCTION PROVISIONS

PART ONE - LANDLORD'S WORK (WITHOUT GRID)

In every instance where responsibility is not specifically allocated to Landlord under the provisions of this exhibit, the responsibility shall be part of the Tenant Improvements.

1.       Landlord's work shall mean:

     A.  Building Shell

         1.  Foundation Work:   All earthwork to construct the building pads,
                                the concrete foundations and concrete slab on grade.

         2.  Structure:         Steel columns and joist girder frames with steel
                                joist supporting a 5" concrete and steel deck floor system. The maximum allowable uniform load upon any elevated slab shall be 100 PSF.

         3.  Roof:              Three ply built-up roofing with batt insulation
                                (R value 30) attached to the underside of deck.
                                All roof and slab penetrations are to be coordinated by Landlord and per standard detail provided by Landlord. Any and all roofing repairs or penetrations are to be completed by the original roofing subcontractor so as not to void roofing warranty.

         4.  Interior Walls:    The interior surfaces of all exterior walls will
                                be unfinished on the interior with batt
                                insulation (R value 19) and gypsum wall-board screwed to studs. A layer of foam will be attached to outside walls, providing additional insulation.

         5.  Demising Walls:    Landlord shall construct the demising walls, 1/2
                                of the cost of which will be applied to the Tenant Improvement Allowance. The walls shall be constructed with 6" metal studs and track, with sound batt insulation and 5/8X gypsum board screwed to studs; both sides; to underside of structure; minimum fire taped and fire caulked.
                                All penetrations shall be properly sealed and a 1-hour fire rating maintained.

         6.  Interior Floor:    Smooth, hard troweled, concrete floor; floor
                                covering by Tenant.

         7.  Mechanical:        The HVAC system will consist of roof mounted
                                heat pumps placed on roof curbs ducted through the roof with primary distribution only. Linear diffusers or special supply/exhaust requirements are by Tenant. The size and capacity of the heat pumps shall be based on peak heating and peak cooling loads for the premises. Cooling shall be provided at approximately one ton per 250 square feet utilizing one or multiple units at Landlord's election. A thermostat with manual control will be provided for each unit. The thermostat will be located within the Premises.

         8.  Plumbing:

             a.  Water:         A 1" cold water supply line, with shutoff valve,
                                will be provided to the Premises. Connection to the supply line will be Tenant's responsibility.

             b.  Sewer:         A sanitary sewer line shall be installed as
                                shown on Owner's plans. Tenant shall be
                                responsible for the tie-in to the existing sewer line. Tenant shall provide clean outs and roof vents and building standard roof penetrations as required. Tenants are also responsible for any grease traps or other similar systems.

         9.  Fire Protection:   The fire protection system shall be installed
                                throughout the building shell conforming to the NFPA standards and all code requirements.

                                Piping for finished interior space shall be above the finished ceiling with semi-recessed heads using chrome finished escutcheons. Modifications to the fire protection system to accommodate the Tenant improvement shall be the responsibility of the Tenant.

         10. Electrical:        Electrical service will be provided to the
                                service entry section of each building. The
                                Service Entrance Section will provide for a meter for each Tenant.

             a. Electrical conduits are provided from the SES to the electrical room.

             b. All exterior lighting will be circuited to the house panel and controlled by time clocks.

         11. Telephone:         (1) 2" telephone conduit w/ pull string shall be
                                stubbed-up through the concrete slab-on-grade or sleeved into the electrical room to a telephone mounting board. A plywood mounting board will be located within the electrical room. Dedicated electrical power for telephone equipment transformers will be provided adjacent to the telephone mounting board. Tenant shall provide for installation of telephone wiring to the suite from the MPOP or telephone equipment room and all telephone distribution throughout the suite.

     B.  Other Provisions:

         1. Upon completion of Landlord's Work and prior to commencement of the Tenant Improvements Work, Landlord and Tenant shall conduct a "walk-thru" to establish a written punch list and date of turnover of the premises.

         2. Nothing contained in Landlord's Work shall render Landlord liable for compliance with the ADA to the extent that Tenant is required to comply with the ADA as provided in this Lease or under applicable laws.

               3. The above descriptions are based upon the Plans and Specifications for Kierland Commons produced by Nelsen Architects Inc., dated 11-16-98 and permitted by The City of Phoenix, Department of Building Safety, excluding secondary HVAC distribution, ceiling grid and tiles and lighting.

PART TWO - TENANT IMPROVEMENTS

1. Preliminary Space Plan. Within 30 days after execution of this Lease, a preliminary space plan approved by Landlord and Tenant showing the size, nature and location of the improvements to be constructed in the Premises (the "Improvements"), shall be prepared. Promptly following execution of this Lease, Tenant shall meet with Landlord's architect and shall provide such information and make such selections as may be necessary for the expeditious completion of the planning process.

2. Working Drawings. Based upon the preliminary space plan and the information provided and selections made by Tenant, Landlord shall cause working drawings and specifications (collectively, the "Plans") to be prepared for the Improvements. The Plans shall be subject to Tenant's reasonable approval. Tenant shall respond with all of its specific objections or comments to the proposed Plans within ten days after receipt, and the Plans shall be modified to satisfy any reasonable objection of Tenant. Tenant shall promptly give its written approval of the revised Plans or indicate specific changes required to be made.

3. Cooperation. During the entire course of the process described above, both Landlord and Tenant shall review and respond to submissions by the other party with reasonable dispatch. Tenant shall respond with its approval or comments within ten days after receipt of initial drawings, specifications, or other materials requiring Tenant's review and within ten days after receipt of revised versions of such documents or materials. From time to time at the request of either party Landlord and Tenant shall devise, and revise as necessary, working schedules for the preparation of the Plans and the construction of the Improvements. Tenant shall not permit any supplier, installer, contractor, or other person employed by Tenant to interfere in any way with the progress of the work. Access by Tenant's suppliers, contractors and installers shall be subject to (i) scheduling by Landlord upon at least ten days' prior notice by Tenant, and (ii) compliance with all requirements imposed by Landlord with respect to insurance, cooperation, permits, licenses, bonding, hours of work, safety and use of flammable substances. The Improvements will be constructed by Landlord's contractor.

4. Redesign Option. If after the Plans are completed and Landlord's contractor has submitted a price for the work, the estimated Costs of Construction exceed the Tenant Improvement Allowance, Tenant may elect within three days after receipt of the cost estimate to attempt to reduce the associated cost by reducing the scope of the work to be done. The changes, which shall be subject to Landlord's prior approval, shall be incorporated in revised Plans. Any redesign and rebidding shall be completed within seven days after receipt of the initial cost estimate.

5. Cost. Tenant shall pay to Landlord within 10 days after invoice the amount, if any, by which the estimated Costs of Construction exceed the Tenant Improvement Allowance as set forth in Article 1.18. Landlord shall prepare and deliver the statement within a reasonable time after completion of punchlist items. "Costs of construction" of the Improvements as used in this Article means all costs and expenses incurred to design and build the improvements, including, without limitation, permit and inspection fees, management and supervision fees, taxes, amounts paid to contractors, subcontractors, and suppliers, architects' fees, engineering costs, premiums for bonds and insurance, utilities, equipment rental, labor, materials, and supplies.

6. Punchlist. Within thirty days after taking possession of the Premises, Tenant shall deliver to Landlord a written punchlist specifying all patent defects in materials or workmanship in the Improvements. Any defects not specified in the punchlist, except latent defects not readily discoverable by inspection, are waived. Landlord shall promptly cause all matters appearing on the punchlist to be corrected.

7. Delay. If completion of construction of improvements within the Premises or delivery of possession of the Premises is delayed by Tenant Delay, then the Commencement Date shall be deemed to have occurred and rent shall begin to accrue as of the date when they would have done so but for the Tenant Delay. "Tenant Delay" means delay as a result of: (a) Tenant's failure to meet with the architect and to provide all required information and make necessary selections for the expeditious development of Plans; (b) Tenant's failure to provide comments on proposed Plans in a timely manner; or (c) performance or completion by a party employed by Tenant. Landlord shall not be liable for any direct or consequential damages resulting from delayed delivery of the Premises (by reason of delayed construction, failure or refusal of a prior tenant of the space to vacate the Premises in accordance with its lease, or otherwise) except as set forth in Section 2.1 of the Lease.

                                    EXHIBIT D

                              RULES AND REGULATIONS

1. The sidewalks, passages, exits, entrances, and, except as otherwise approved by Landlord, the common areas, shall not be obstructed by Tenants or used by them for any purpose other than for ingress and egress from their respective Premises.

2. Tenants shall provide Landlord or Landlord's property manager with copies of keys for any locks or bolts on any doors or windows of the Premises.

3. The toilet rooms, urinals, washbowls and other apparatus within the Premises, the Building and the Project shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage, or damage to common utility facilities resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, caused it.

4. No animals or birds shall be brought in or kept in or about the Premises or the Building unless the animals or birds pertain to Tenant's business as described in the Lease or are handicap assistance animals.

5. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or flammable or combustible fluid or material or use any method of heating or cooling other than that supplied by the Landlord unless, within reason, the product is available as part of the Tenant's business.

6. In case of invasion, mob, riot, public excitement or other commotion, the Landlord reserves the right to prevent access to the Project or any portion thereof during the continuance of the same by blocking of driveways or by any other reasonable means, for the safety of the Tenants and protection of the property in the Project.

7. Landlord reserves the right to exclude or expel from the Building or the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Project.

8. No vending machine, except those inside the Premises for the exclusive use of Tenant's employees, shall be installed, maintained or operated in the Building or the Project without the written consent of Landlord.

9. Tenants shall not disturb, solicit, or canvass any occupant of the Building or the Project and shall cooperate to prevent such solicitation or canvassing.

10. All garbage and refuse shall be placed in containers placed at the location designated for refuse collection, in the manner specified by Landlord. Refuse containers shall not be moved from the enclosure to any other area. All boxes must be broken down before being placed in the refuse containers. All packing material and food waste shall be placed in plastic bags and secured at the top before being placed in refuse containers. No trash, garbage, or construction debris or materials shall be brought into the Project from other locations or disposed of in refuse containers provided for the Project.

11. Tenants shall not park on Main Street and shall prevent their employees and contractors from parking on Main Street.

                                  OFFICE LEASE

                                 BY AND BETWEEN

                         PHXAZ/KIERLAND COMMONS, L.L.C.,
                      A DELAWARE LIMITED LIABILITY COMPANY

                                    LANDLORD

                                       AND

                        P. F. CHANG'S CHINA BISTRO, INC.,
                             A DELAWARE CORPORATION,

                                     TENANT

                         DATED: SEPTEMBER _______, 1999

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE 1 SUMMARY OF BASIC TERMS ..........................................    1
ARTICLE 2 DELIVERY, TERM AND CONSTRUCTION .................................    2

         2.1. Term ........................................................    2
         2.2 Renewals .....................................................    2
         2.3 Memorandum ...................................................    2
         2.4 Area Measurement .............................................    2
         2.5 Condition ....................................................    2

ARTICLE 3 USE OF PREMISES .................................................    2

         3.1 Permitted Uses ...............................................    2
         3.2 Insurance Restrictions .......................................    2
         3.3 Improvements .................................................    2
         3.4 Prohibitions .................................................    2
         3.5 Common Areas .................................................    3
         3.6 Parking ......................................................    3
         3.7.CC&R's, Rules and Regulations ................................    3
         3.8 Compliance with Law ..........................................    3
         3.9 Environmental ................................................    3
         3.10 Audit .......................................................    4

ARTICLE 4 SECURITY DEPOSIT AND GUARANTIES .................................    4
ARTICLE 5 RENT ............................................................    4

         5.1 Base Rent ....................................................    4
         5.2 Late Charges and Interest ....................................    4
         5.3 Excise Taxes .................................................    4
         5.4 Obligations Are Rent .........................................    4
         5.5 Proration ....................................................    4

ARTICLE 6 OPERATING COSTS .................................................    5

         6.1 Tenant's Share ...............................................    5
         6.2 Estimates ....................................................    5
         6.3 Annual Reconciliation ........................................    5
         6.4 Partial Year Proration; Variable Cost Adjustment .............    5
         6.5. "Operating Costs" ...........................................    5
         6.6 Exclusions ...................................................    6

ARTICLE 7 TAXES ...........................................................    6
ARTICLE 8 INSURANCE AND INDEMNITY .........................................    6

         8.1 Insurance Policies ...........................................    6
         8.2 Policy Requirements ..........................................    7
         8.3 Evidence of Coverage .........................................    7
         8.4 Indemnity and Exculpation ....................................    7
         8.5 Landlord's Policies ..........................................    7

ARTICLE 9 FIRE AND CASUALTY ...............................................    7

         9.1 Termination Rights ...........................................    7
         9.2 Restoration ..................................................    7
         9.3 Abatement ....................................................    8
         9.4 Demolition of Project ........................................    8
         9.5 Agreed Remedies ..............................................    8

ARTICLE 10 CONDEMNATION ...................................................    8

         10.1 Automatic Termination .......................................    8
         10.2 Optional Termination ........................................    8
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         10.3 Award .......................................................    8

ARTICLE 11 MAINTENANCE ....................................................    8

         11.1 By Tenant ...................................................    8
         11.2 By Landlord .................................................    8

ARTICLE 12 UTILITIES ......................................................    9
ARTICLE 13 LANDLORD RIGHT OF ENTRY ........................................    9
ARTICLE 14 SIGNS ..........................................................    9
ARTICLE 15 TENANT ALTERATIONS .............................................    9

         15.1 Tenant Alterations ..........................................    9
         15.2 Tenant Installations ........................................   10
         15.3 Mechanics Liens .............................................   10

ARTICLE 16 ASSIGNMENT AND SUBLETTING ......................................   10

         16.1 Consent Required ............................................   10
         16.2 Requests for Approval .......................................   10
         16.3. Continued Responsibility ...................................   10
         16.4 Excess Proceeds .............................................   10
         16.5 Limitations .................................................   10
         16.6 No Waiver ...................................................   10
         16.7 Transfer by Landlord ........................................   10

ARTICLE 17 SUBORDINATION AND ATTORNMENT ...................................   11

         17.1 Subordination ...............................................   11
         17.2 Lender Protection ...........................................   11
         17.3 Documentation ...............................................   11
         17.4 Other Transactions ..........................................   11

ARTICLE 18 ESTOPPEL CERTIFICATES ..........................................   11

ARTICLE 19 QUIET ENJOYMENT ................................................   11

ARTICLE 20 SURRENDER AND HOLDOVER .........................................   11

         20.1 Surrender ...................................................   11
         20.2 Holdover ....................................................   12

ARTICLE 21 BREACH, DEFAULT, AND REMEDIES ..................................   12

         21.1 Default .....................................................   12
         21.2 Remedies ....................................................   12

ARTICLE 22 LANDLORD LIABILITY .............................................   13
ARTICLE 23 NOTICES ........................................................   13
ARTICLE 24 BROKERAGE ......................................................   13
ARTICLE 25 RELOCATION .....................................................   13
ARTICLE 26 RIGHTS RESERVED BY LANDLORD ....................................   13

         26.1. Access .....................................................   14
         26.2. Use ........................................................   14
         26.3. Restriction of Access ......................................   14
         26.4. Other Tenants ..............................................   14
         26.5. Changes ....................................................   14
         26.6. Limitations ................................................   14

ARTICLE 27 GENERAL ........................................................   14
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         27.1 Severability ................................................   14
         27.2 No Waiver ...................................................   14
         27.3 Effect of Payment ...........................................   14
         27.4 Delay .......................................................   15
         27.5 Lender Notice ...............................................   15
         27.6 No Offer ....................................................   15
         27.7 Successors ..................................................   15
         27.8 Integration .................................................   15
         27.9 WAIVER OF JURY TRIAL ........................................   15
         27.10 Governing Law ..............................................   15
         27.11 Deadlines Enforceable ......................................   15
         27.12 Counterparts ...............................................   15
         27.13 Expansion ..................................................   15
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